UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Akorn, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	72-0717400
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 MILLBROOK DRIVE	60089
BUFFALO GROVE, ILLINOIS	(Zip code)
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                               (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, no par value	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                                       None

Item 1. Description of Registrant’s Securities to be Registered.

     The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-1/A (Reg. No. 333-119168) of Akorn, Inc. (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on October 13, 2004, as amended from time to time, under the caption, “Description of Capital Stock and Convertible Securities”, is incorporated herein by reference. The Registration Statement was declared effective on October 29, 2004, at 1:00 p.m. PDT. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

     The securities being registered hereby are to be registered on an exchange in which no other securities of the Registrant are registered. Therefore, all exhibits required by the instruction to Item 2 will be supplied to the American Stock Exchange, LLC and are not filed with or incorporated by reference to this registration statement.

SIGNATURE

     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: November 19, 2004